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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-206871 on Form S-4 of our report dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule of Chambers Street Properties and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08) and our report dated March 2, 2015, relating to the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Chambers Street Properties for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA
October 22, 2015

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  Exhibit 23.1